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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 25, 2000



                                  VIASAT, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



          DELAWARE                      0-21767                  33-0174996
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)



    6155 EL CAMINO REAL, CARLSBAD, CALIFORNIA                   92009
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (760) 476-2200


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On April 25, 2000, ViaSat, Inc., a Delaware corporation (the "Company"), completed the acquisition of the assets of the satellite networks business (the "Satellite Networks Business") of Scientific-Atlanta, Inc., a Georgia corporation ("Scientific-Atlanta"). The acquisition was effected pursuant to that certain Asset Purchase Agreement dated as of January 18, 2000, by and between the Company and Scientific-Atlanta.

        The Company acquired the Satellite Networks Business for a purchase price of approximately $64.4 million in cash and warrants to purchase 50,000 shares of the Company's common stock. The cash consideration was funded from the net proceeds of the Company's public offering of 2,271,500 shares of common stock completed on April 24, 2000 and from the Company's general working capital. The warrants were issued in four equal installments of 12,500 shares, with each installment expiring on April 25, 2002. The exercise prices of the warrants range from $52.50 per share to $82.50 per share. The terms of the acquisition, including the purchase price, were established through arms-length negotiations between the Company and Scientific-Atlanta.

        The Satellite Networks Business consists of the following four business units: (1) satellite communications, (2) communications and tracking systems,
(3) data tracking communicators, and (4) antenna manufacturing. Prior to the acquisition, these assets were used to provide satellite and wireless communication products and services and the Company intends to continue such uses for the acquired assets.

        In connection with the acquisition, the Company also entered into various other agreements with Scientific-Atlanta at the closing. These agreements include: (1) a services agreement under which Scientific-Atlanta will provide computer and office support as well as reimburse the Company for transition expenses up to $2.0 million; (2) a manufacturing agreement under which Scientific-Atlanta will retain a substantial portion of the Satellite Networks Business' inventory to manufacture a specified amount of products for the Company at a 30% discount to Scientific-Atlanta's standard cost for a period of six months, at the end of which the Company will purchase the remaining inventory from Scientific-Atlanta; (3) another manufacturing agreement under which Scientific-Atlanta will purchase up to $4.0 million of antenna products from the Company over a one year term; (4) a study contract under which Scientific-Atlanta will pay the Company $3.5 million to conduct a technology suitability study; and (5) leases for three facilities, each for an initial term of two years with options to extend up to five years.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of Businesses Acquired.

                The following financial statements of the Satellite Networks Business are incorporated by reference to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on March 6, 2000 (Registration No. 333-31758), as amended by Amendment No. 1 filed with the Commission on March 31, 2000 and Amendment No. 2 filed with the Commission on April 18, 2000:

        -- Report of Independent Accountants

        -- Balance Sheet as of June 26, 1998, July 2, 1999 and December 31, 1999
           (unaudited)


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        -- Statement of Operations for the years ended June 27, 1997, June 26,
           1998 and July 2, 1999

        -- Statement of Operations for the six-month periods ended January 1, 1999 (unaudited) and December 31, 1999 (unaudited)

        -- Statement of Cash Flows for the years ended June 27, 1997, June 26,
           1998 and July 2, 1999

        -- Statement of Cash Flows for the six-month period periods ended
           January 1, 1999 (unaudited) and December 31, 1999 (unaudited)

        -- Notes to Financial Statements

        (b) Pro Forma Financial Information.

                The following financial statements of the Satellite Networks Business are incorporated by reference to the Registration Statement on Form S-3 filed with the Commission on March 6, 2000 (Registration No. 333-31758), as amended by Amendment No. 1 filed with the Commission on March 31, 2000 and Amendment No. 2 filed with the Commission on April 18, 2000:

        Unaudited Pro Forma Condensed Combined Financial Information

        -- Unaudited Pro Forma Condensed Combined Income Statement for the
           Twelve Month Period Ended March 31, 1999

        -- Unaudited Pro Forma Condensed Combined Income Statement for the Nine
           Month Period Ended December 31, 1999

        -- Unaudited Pro Forma Condensed Combined Balance Sheet as of December
           31, 1999

        -- Notes to Unaudited Pro Forma Condensed Combined Financial Information

        (c) Exhibits.

                2.1 Asset Purchase Agreement, dated January 18, 2000, by and between the Company and Scientific-Atlanta, Inc. (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Commission on January 19, 2000).

                10.1 Warrants to purchase shares of common stock of the Company issued to Scientific-Atlanta, Inc.

                23.1 Consent of PricewaterhouseCoopers LLP, independent accountants

                99.1 Press Release, dated April 26, 2000.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2000                       VIASAT, Inc.



                                            By:/S/ MARK D. DANKBERG
                                               ---------------------------------
                                               Mark D. Dankberg
                                               Chairman, Chief Executive Officer
                                               and President



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                                  EXHIBIT INDEX


Exhibit Number        Description
--------------        -----------
   2.1                Asset Purchase Agreement, dated January 18, 2000, by
                      and between the Company and Scientific-Atlanta, Inc.
                      (incorporated herein by reference to the Company's
                      Current Report on Form 8-K filed with the Commission on
                      January 19, 2000).

  10.1 Warrants to purchase shares of common stock of the Company issued to Scientific-Atlanta, Inc.

  23.1                Consent of Independent Accountants

  99.1                Press Release, dated April 26, 2000.





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